Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Montes Archimedes Acquisition Corp. Special Meeting

Montes Archimedes Acquisition Corp.

724 Oak Grove Avenue, Suite 130

Menlo Park, California 94025

SPECIAL MEETING

OF STOCKHOLDERS OF MONTES ARCHIMEDES ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2021.

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [●], 2021, in connection with the Special Meeting of Stockholders (the “MAAC Special Meeting”) to be held virtually, conducted via live audio webcast at [●] Eastern Time on [●], 2021, and hereby appoints [●], [●] and [●], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Montes Archimedes Acquisition Corp. (“MAAC”) registered in the name provided, which the undersigned is entitled to vote at the MAAC Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Proposal No. 1—The Business Combination Proposal—To consider and vote upon a proposal to approve the Business Combination Agreement, dated as of May 1, 2021 (as amended on June 9, 2021 and may be further amended, supplemented or otherwise modified from time to time), by and among Montes Archimedes Acquisition Corp., a Delaware corporation (“MAAC”), Roivant Sciences Ltd., a Bermuda exempted limited company (“Roivant”), and Rhine Merger Sub, Inc., a Delaware corporation (“Merger Sub”) (the “Business Combination Agreement”) and the transactions contemplated thereby (the “Business Combination”), pursuant to which Merger Sub will merge with and into MAAC, with MAAC surviving the merger as a wholly-owned subsidiary of Roivant.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), (b) and (d), the issuance of more than 20% of the issued and outstanding shares of MAAC Class A common stock and MAAC Class B common stock upon the completion of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Adjournment Proposal—To consider and vote upon a proposal to adjourn the MAAC Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the MAAC Special Meeting, there are not sufficient votes to approve any of the Business Combination Proposal or holders of shares of MAAC Class A common stock have elected to redeem an amount of shares of MAAC Class A common stock such that MAAC would have less than $5,000,001 of net tangible assets.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Stockholder Certification: I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other stockholder with respect to the Shares in connection with the proposed business combination.	STOCKHOLDER CERTIFICATION ☐

Dated:                                                                                                                                                                                                 , 2021

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.